As filed with the U.S. Securities and Exchange Commission on February 8, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Versum Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-5632014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8555 South River Parkway Tempe, Arizona 85284-2601
(Address of Registrant’s Principal Executive Offices, including Zip Code)

Versum Materials, Inc.
Amended and Restated Long-Term Incentive Plan
(Full title of the plan)

Michael W. Valente, Esq.
Senior Vice President, Law and Human Resources, General Counsel and Secretary
Versum Materials, Inc.
8555 South River Parkway
Tempe, Arizona 85284-2601
(602) 282-1000
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $1.00 per share	1,500,000	$34.55	$51,825,000	$6,452.21

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of common stock, par value $1.00 per share of Versum Materials, Inc. (the “Common Stock”), that may be issuable as a result of a stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee, based, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on February 6, 2018.

EXPLANATORY NOTE

On January 30, 2018, at the 2018 Annual Meeting of Stockholders of Versum Materials, Inc. (the “Company”), the Company’s stockholders approved the Versum Materials, Inc. Amended and Restated Long-Term Incentive Plan (the “Plan”). This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,500,000 shares of Common Stock that may be issued and sold under the Plan, plus such number of shares of Common Stock as may be issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. The 1,500,000 shares are in addition to the 5,000,000 shares of Common Stock previously registered on the Company’s Form S-8 (Commission File No. 333-213919) filed on September 30, 2016 (the “Prior Registration Statement”)

STATEMENT OF INCORPORATION BY REFERENCE

Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended or superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.
The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the Commission on November 22, 2017.

2.
All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the registrant document referred to in (1) above:

(a)    The Company’s Current Report on Form 8-K filed with the Commission on January 31, 2018; and

(b)    The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2017 filed with the Commission on February 8, 2018.

3.
The description of the Common Stock contained in the Company’s Information Statement filed as Exhibit 99.1 to the Registration Statement on Form 10 (Commission File No. 001-37664) dated September 12, 2016, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of a Current Report on Form 8-K shall not be incorporated herein by reference.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as a part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)*

99.1	Versum Materials, Inc. Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Versum Materials, Inc. filed on January 31, 2018)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on February 8, 2018.

VERSUM MATERIALS, INC.

By:	/s/ Guillermo Novo
Name:	Guillermo Novo
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Guillermo Novo, George G. Bitto and Michael W. Valente, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 of the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Seifi Ghasemi	Chairman of the Board of Directors	February 8, 2018
Seifi Ghasemi

/s/ Guillermo Novo	President, Chief Executive Officer and Director	February 8, 2018
Guillermo Novo	(Principal Executive Officer)

/s/ George G. Bitto	Executive Vice President and Chief Financial Officer	February 8, 2018
George G. Bitto	(Principal Financial Officer)

/s/ Jessica Feather-Bowman	Controller and Principal Accounting Officer	February 8, 2018
Jessica Feather-Bowman	(Principal Accounting Officer)

/s/ Jacques Croisetière	Director	February 8, 2018
Jacques Croisetière

/s/ Yi Hyon Paik	Director	February 8, 2018
Dr. Yi Hyon Paik

/s/ Thomas J. Riordan	Director	February 8, 2018
Thomas J. Riordan

/s/ Susan C. Schnabel	Director	February 8, 2018
Susan C. Schnabel

/s/ Alejandro D. Wolff	Lead Director	February 8, 2018
Alejandro D. Wolff